Exhibit  10.1


                        MARKETING AND SERVICES AGREEMENT
                        --------------------------------

BETWEEN:

HOTEL  MOVIE  NETWORK  INC.,  ("HMN"),
1030  S.  MESA  DRIVE,
 MESA,  AZ.  85210

AND:

INNNOVATIONS  MULTIMEDIA  SYSTEMS  INC  ("INNNOVATIONS")
A  WHOLLY  OWNED  SUBSIDIARY  OF
INTEGEN  TECHNOLOGIES  INC  ("INTEGEN"),
SUITE  444,
3553  31ST  ST  NW,
CALGARY  AB

RE:          REPRESENTATION  OF  HMN  IN  CANADA

1) REPRESENTATION AGREEMENT. InnNovations undertakes to be HMN's representative in Canada for the purposes of acquiring contracts for movie content and distributing this content to client hotels ("properties") of its parent corporation, Integen and its affiliates.

2) AFFILIATE AGREEMENT. HMN and InnNovations agree that the governing agreement with all properties shall be the HMN Affiliate Agreement, which will form the basis of generating income for both HMN and InnNovations.

3) INDEPENDENT HARDWARE SUPPLIER. HMN recognizes that Integen and/or its affiliate or subsidiary companies will be the supplier of hardware to all properties. Any contract or agreement for said hardware with any property is not affected by, or party to, any affiliate agreement between HMN and any property.

4) INSTALLATION OF A REPORTING STRUCTURE. InnNovations will work with HMN to establish a reporting structure for all properties and a spot audit procedure to enable HMN to verify InnNovations reporting.

5) COMMERCIAL PHASE. HMN is to provide InnNovations with commercial grade content, for a minimum of 5000 rooms which in turn will be installed at all properties and then progress to a pay-per-view mode of operation. In this phase content will be restricted to new video releases only pending certification of the system by the MPAA (Motion Picture Association of America). HMN is to provide assistance to InnNovations in order to understand this process.

6) FIRST RUN UPGRADE. Once certification has been granted, the content model will change to include first run movies (defined as still in theatres to not yet released on video). InnNovations will make the necessary hardware and software changes to all properties at its expenses.

7) MOVIE PRICING. HMN grants InnNovations license to establish pricing models. Revenue generated and reported to HMN by InnNovations will be billed directly to the property at the rate of 50% of gross proceeds. This percentage will only apply as long as the hotels in question take the Adult content along with the Movie content.

8) COMMISSION. HMN will pay InnNovations a percentage equal to five (5) percent of the gross movie receipts reported to HMN by InnNovations at each reporting period, once the commercial phase has commenced. This percentage will only apply as long as the hotels in question take the Adult content along with the Movie content.

9) REPORTING PERIOD. InnNovations undertakes to report usage data to HMN on the first business day of each month. HMN will pay commissions no less than five
(5) working days from receipt of payment from said hotel. Should hotel not pay HMN then no commission will be paid for this billing period to InnNovations. InnNovations will make available to HMN access to the billing computer at the Hotel site for monthly accounting reviews.

10) CONTENT & ROYALTY DEPOSIT. InnNovations will collect a content and royalty deposit from all properties pursuant to a separate affiliate agreement. The deposit will remain with HMN for the duration of agreement.

11) CURRENCY. HMN and InnNovations agree that all transactions between the parties and properties will be in Canadian Funds. InnNovations, at its option, may choose to receive its commission in United States Funds.

12) CONTENT FORMAT. HMN will provide InnNovations at HMN's option content in a multiplexed MPEG-2 transport stream, consisting of a video stream at 4.5 Mb/s using 4:2:0 chroma compression interleaved with a stereo audio stream at
19.2 Kb/s, but with both channels carrying the same information. Or in the form of a VHS Video tape of super high quality or a DVD.

AGREED  THIS  12TH  DAY  OF  APRIL  2004.

FOR  INNNOVATIONS                         FOR  HOTEL  MOVIE  NETWORK,  INC.

/s/ Martin C. Alcock                    /s/ Paul D.H. LaBarre
____________________                    ________________________
MARTIN  C.  ALCOCK,                         PAUL  D.  H.  LABARRE,
IT'S  PRESIDENT                              IT'S  PRESIDENT